Exhibit 99.1

FOR IMMEDIATE RELEASE

NYFIX APPOINTS SCOTT BLOOM EXECUTIVE VICE PRESIDENT,

CORPORATE DEVELOPMENT AND CHIEF ADMINISTRATIVE OFFICER

NEW YORK, NY – April 2, 2007 – NYFIX, Inc. (Pink Sheets: NYFX), a trusted provider of innovative solutions that optimize trading efficiency, announced today that it has appointed Scott Bloom to the newly-created position of Executive Vice President, Corporate Development and Chief Administrative Officer. In this new role, Mr. Bloom is responsible for the NYFIX Legal Department, as well as corporate development activities and People Practices.

“I am very pleased to have Scott on board at NYFIX,” said Howard Edelstein, Chief Executive Officer at NYFIX. “As we move forward to scale our business in 2007 and beyond, the growth and development of our people remains one of our highest corporate priorities. Scott’s proven abilities in the legal and corporate development areas, together with his background in people practices and finance, make him an extremely valuable addition to the NYFIX team.”

Most recently Mr. Bloom was Executive Vice President of corporate development and human resources and general counsel at Dictaphone Corporation, where he served on the Company’s three-person senior leadership team that had strategic and operational accountability for all aspects of the business. Prior to that, he was a Director, Finance, at AT&T, where he developed and led operational improvement teams. Mr. Bloom began his professional career in 1991 as an attorney at Kelley Drye & Warren. He holds an MBA in Finance from The Wharton School and a JD from William & Mary.

“NYFIX has an impressive history of innovation, a broad and deep product offering, and strong relationships with its clients,” said Mr. Bloom. “I am greatly looking forward to working with Howard and the dynamic leadership team he has assembled as together we seek to take the business to the next level.”

In January NYFIX announced the appointment of four new senior management executives: Brennan Carley, David Merrill, Robert Moitoso and Chris Walsh. Mr. Bloom now joins this newly-

Exhibit 99.1

expanded NYFIX leadership team, which has been charged with building out the Company’s existing footprint within the global financial markets.

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation.  The NYFIX MarketplaceTM is a global community of trading counterparties utilizing innovative services that optimize the business of trading.  NYFIX Millennium® provides the Marketplace community with new methods of accessing liquidity.  NYFIX also provides value-added informational and analytic services and powerful tools for measuring execution quality.  A trusted business partner to buy-side and sell-side alike, NYFIX enables ultra-low touch, low impact market access and end-to-end transaction processing. NYFIX ranked 1st among 179 market participants for NYSE execution quality based on price in a study recently conducted by Celent LLC, a leading research and advisory firm for the securities industry.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These statements include statements about the future activities of new employees and the impact thereof on the Company. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including, without limitation, risks relating to the ability of the Company to market and develop products and services. There can be no assurance that the forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.

Please visit http://www.nyfix.com for more information about NYFIX.

Contacts:

FOR INVESTORS:	FOR MEDIA:
Brian Prenoveau, CFA	Matt Zachowski
Integrated Corporate Relations	Intermarket Communications
(203) 682-8200	(212) 888-6115 x228

SOURCE: NYFIX, Inc.

# # #